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McCurdy & Associates CPA's, Inc.



                                                           27955 Clemens Road
                                                           Westlake, Ohio 44145
                                                           Phone: (216) 835-8500
                                                           Fax: (216) 835-1093




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 7 of our report dated January 22, 1997 and to all references to our firm included in or made a part of this Post-Effective Amendment.



/s/ McCurdy & Associates, CPAs, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio 44145
April 21, 1997